UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 25, 2012 (Date of earliest event reported)
Native American Energy Group, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54088 (Commission File Number)	65-0777304 (IRS Employer Identification Number)

108-18 Queens Blvd., Suite 901 Forest Hills, NY (Address of principal executive offices)		11375 (Zip Code)

(718) 408-2323 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The information set forth in Item 8.01 is incorporated herein by this reference.

Item 8.01. Other Events

On April 25, 2012, we amended our technology license agreement with Windaus Energy, Inc. (“Windaus”) a supplier of wind turbine energy products based out of Ontario, Canada.

We had originally entered a Technology License & Distribution Agreement on February 17, 2007 (the “TLDA”) which provided for license & distribution rights only for all lands within the state of New York and U.S. Indian lands and reservations with boundaries established by treaty, statute, and/or executive or court order, and recognized by the U.S. federal government as territory in which American Indian tribes and U.S. federally recognized tribes have jurisdiction which include Rancherias, Pueblos, Indian Colonies, Alaska Native Villages and owned by Alaska Native corporations, all of which were listed on Exhibit A to the TLDA (“U.S. Indian Lands”). On March 8, 2010, both parties amended the TLDA whereby the territory was increased to cover the entire United States with exclusive manufacturing rights throughout the territory in exchange for two million (2,000,000) shares of NAEG’s common stock and a cash commitment of $500,000 to Windaus (the “First Amendment”).

Due to our current focus on its five well enhanced oil recovery program in Montana, we negotiated with Windaus to further amend the license agreement to reduce the licensed territory, relinquish NAGP’s manufacturing rights, and reduce the license fee under the First Amendment.

On April 25, 2012, the parties amended the TLDA (the “Second Amendment”) to reduce the licensed territory by approximately 95%, leaving NAGP only with distribution rights for all Indian Lands as specified in Exhibit A of the TLDA. Per the Second Amendment, Windaus agreed to adjust the License Fee in shares and in cash as follows: (i) decrease the amount of shares from 2,000,000 shares to 100,000 shares (95% less), with Windaus returning 2,000,000 shares to NAGP in exchange for NAGP issuing 100,000 shares to Windaus Global Energy, Inc.; and (ii) decrease the cash portion of the fee $500,000 to $100,000, of which $30,500 had already been paid as of the date of the Second Amendment leaving a balance of $69,500 owed to Windaus. A copy of the press release issued by the Company announcing the Second Amendment is attached hereto as Exhibit 99.1.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, and the Technology License & Distribution Agreement and the First Amendment, copies of which were filed as Exhibit 10.3 and Exhibit 10.4, respectively, to Amendment No. 1 to our Form 10 Registration Statement filed November 16, 2010, all of which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit	No. Description

10.1	Second Amendment dated April 25, 2012 to Technology License & Distribution Agreement from Windaus Energy, Inc. in favor of Native American Energy Group dated February 17, 2007.

99.1	Press Release issued by Native American Energy Group, Inc. on April 26, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2012	NATIVE AMERICAN ENERGY GROUP, INC.

By: /s/ Joseph G. D'Arrigo Joseph G. D'Arrigo Chief Executive Officer